UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 1, 2002
                                                           -------------

                          North Shore Capital III, Inc.
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             (Exact name of registrant as specified in its charter)

           Colorado                000-30333                 54-1964053
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(State or other jurisdiction of    (Commission             (IRS Employer
        incorporation)             File Number)           Identification No.)

                  3050 Airman's Way, Ft. Pierce, Florida           34946
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                     (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (561) 519-0147
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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On March 1, 2002, North Shore Capital III, Inc., a Colorado corporation ("North Shore"), entered into an Agreement and Plan of Merger, dated as of March 1, 2002 (the "Merger Agreement"), by and among Vertical Jet, Inc., a Delaware corporation and North Shore Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of North Shore ("Merger Sub"), pursuant to which Merger Sub would be merged with and into Vertical, with Vertical being the surviving corporation and becoming a wholly owned subsidiary of North Shore (the "Merger"). On March 27, 2002, the Vertical stockholders approved the Merger and the Merger Agreement by written consent. On April 1, 2002 (the "Closing Date"), the Merger was consummated. Pursuant to the Merger Agreement, each share of Vertical was canceled and automatically converted into the right to receive
13.45 shares of North Shore common stock, no par value (the "Common Stock"). As of the filing date of this Report, North Shore had 45,105,925 shares of Common Stock issued and outstanding.

         In addition, pursuant to the Merger Agreement, North Shore's current director and executive director resigned from such position and two designees of Vertical, George Wight, Jr. and Robert Chalnick were appointed to North Shore's Board of Directors, such appointments to become effective ten days from the date North Shore files with the Securities and Exchange Commission (the "SEC") and mails to shareholders of record, the Information Statement on Schedule 14f-1 (the "Effective Date"). The Schedule 14f-1 was filed and mailed April 15, 2002.

         In addition to the foregoing, on the Closing Date, Gerard Werner resigned as North Shore's President and Chief Executive Officer and George Wight, Jr. was appointed as North Shore's President.

         The foregoing summary is qualified in its entirety by reference to the Merger Agreement which has been filed as Exhibit 2.1.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Upon the Effective Date, the resignation of Gerard Werner will become effective and those directors noted below as nominees will take office.

         The following table sets forth each of the directors or nominees for director, such person's age and position with North Shore.

           Name                      Age                Position Held
------------------------------  --------------  --------------------------------

George Wight, Jr.                    36         President and Director nominee

Robert Chalnick                      59         Director nominee

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         GEORGE WIGHT, JR. has served as North Shore's President since the
Closing Date. He will be a director of North Shore beginning on the Effective Date. In November 2001, Mr. Wight founded and became president of Vertical, which has become a wholly owned subsidiary of North Shore as a result of the Merger. From January 2001 to November 2001, he served as president of LaKe Aerospace, a start up business in the aerospace industry. From 1999 to 2000, Mr. Wight was an equity manager of Wink Works, a technology company incubator. From 1999 to 2000, he was also a partner in Corporate Capital Strategies, a venture capital firm. Prior to that, Mr. Wight served as the president of Spot Light Entertainment Group, a company which specializes in redesigning movie theaters. From 1996 to 1997, he served as president of Boddy McKnight Corporation, a supply and materials corporation.

         ROBERT CHALNICK will be a director of North Shore beginning on the Effective Date. Since October 1996, he has served as president of Chalnick Consulting, Inc., a company engaged in financial consulting. From March 1999 to March 2000 he served as the executive vice president of finance for Net Command Tech, Inc., a company engaged in the software development business. He also served on Net Command's Board of Directors from June 1999 to March 2000. From May 1998 to February 1999, Mr. Chalnick served as executive vice president of Summus Technologies, Inc., a company which specialized in software development. Mr. Chalnick also served as executive vice president of KBS, Inc., a company engaged in electronics contracting from 1996 through 1997. From October 1989 to September 1996, he was a partner at the CPA firm of Millward & Co. He was a former partner at Touche Ross & Co.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Financial Statements of Business Acquired.

                  Financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date this Report is due, in accordance with Item 7 of Form 8-K.

          (b)     Pro Forma Financial Statements.

                  Pro forma financial statements are not required to be filed.

         (c)      Exhibits.

                  Exhibit 2.1 -- Agreement and Plan of Merger, dated as of March 1, 2002, by and among North Shore Capital III, Inc., North Shore Acquisition Sub, Inc. and Vertical Jet, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     NORTH SHORE CAPITAL III, INC.



Date:  April 16, 2002                By: /s/ George Wight, Jr.
                                         ---------------------------------------
                                         George Wight, Jr., President


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                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger, dated as of March 1, 2002, by and among North Shore Capital III, Inc., North Shore Acquisition Sub, Inc. and Vertical Jet, Inc.


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